Exhibit 99.1

Press Release

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2008
FOURTH QUARTER AND YEAR-END RESULTS
Company reports record orders, revenues and earnings for the year
HOUSTON — DECEMBER 10, 2008 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2008 fourth quarter and year ended September 30, 2008.
     Revenues for the fourth quarter of fiscal 2008 were $167.1 million compared to revenues of $150.5 million for the fourth quarter of fiscal 2007. Net income for the fourth quarter was $8.3 million, or $0.72 per diluted share, compared to net income of $2.5 million, or $0.22 per diluted share, in the fourth quarter of fiscal 2007.
     Patrick L. McDonald, President and Chief Executive Officer, stated, “We are pleased with our 2008 results which set new records for orders, revenues and earnings. Importantly, our through-put continues to improve as we benefit from the investments we have made in our people and processes.
     “We enter 2009 with a backlog that provides the ability to reach even higher levels of performance. The long-term outlook for our business is solid; we have the right solutions for our customer base and are well positioned in our key markets. We believe we will play a significant role in both the short and long-term needs of our customers.”
     The Electrical Power Products segment recorded revenues of $159.8 million in the fiscal 2008 fourth quarter compared to $145.2 million in the fourth quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the fourth quarter totaled $13.0 million versus income before income taxes of $3.7 million in last year’s fourth quarter.

     The Company’s backlog as of September 30, 2008 was $519 million compared to $553 million as of June 30, 2008 and compared to $464 million at the end of last year’s fourth quarter. New orders placed during the fourth quarter of fiscal 2008 totaled $136 million compared to $188 million in the third quarter of fiscal 2008 and compared to $200 million in the fourth quarter of fiscal 2007.
FISCAL 2008 RESULTS
     Revenues for fiscal 2008 were $638.7 million compared to revenues of $564.3 million for fiscal 2007. Net income was $25.8 million, or $2.26 per diluted share, compared to net income of $9.9 million, or $0.88 per diluted share, in fiscal 2007.
     The Electrical Power Products segment recorded revenues of $611.5 million in fiscal 2008 compared to $541.6 million in fiscal 2007. Income before income taxes for Electrical Power Products in fiscal 2008 totaled $38.2 million versus income before income taxes of $14.8 million in fiscal 2007.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking, and actual results may differ materially as further elaborated in the last paragraph below.
     Based on its backlog and current business conditions, Powell Industries now expects full year fiscal 2009 revenues to range between $700 million and $725 million and full year fiscal 2009 earnings to range between $2.60 and $2.85 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, December 10, 2008 at 11:00 a.m. eastern time. To participate in the conference call, dial 303-262-2161 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until December 17, 2008. To access the replay, dial 303-590-3000 using a passcode of 11122993#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
- Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Years Ended
	September 30,		September 30,
	2008	2007	2008	2007
(In thousands, except per share data)	(Unaudited)		(Unaudited)
Revenues	$167,127	$150,463	$638,704	$564,282
Cost of goods sold	133,110	125,153	512,298	468,691

Gross profit	34,017	25,310	126,406	95,591
Selling, general and administrative expenses	21,155	20,770	84,001	77,246

Income before interest, income taxes and minority interest	12,862	4,540	42,405	18,345
Interest expense	559	972	2,892	3,501
Interest income	(95)	(148)	(355)	(558)

Income before income taxes and minority interest	12,398	3,716	39,868	15,402
Income tax provision	3,954	1,314	14,072	5,468
Minority interest in net income (loss)	105	(58)	(51)	21

Net income	$8,339	$2,460	$25,847	$9,913

Net earnings per common share:

Basic	$0.73	$0.22	$2.29	$0.90

Diluted	$0.72	$0.22	$2.26	$0.88

Weighted average shares:

Basic	11,361	11,111	11,265	11,045

Diluted	11,506	11,306	11,452	11,233

SELECTED FINANCIAL DATA:

Depreciation and amortization	$2,938	$3,339	$11,873	$11,564

Capital expenditures	$1,459	$3,227	$3,428	$14,338

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Assets:

Current assets	$303,435	$236,886

Property, plant and equipment (net)	61,546	67,401

Other assets	32,653	36,728

Total assets	$397,634	$341,015

Liabilities & stockholders’ equity:

Current liabilities	$152,736	$135,612

Long-term debt and capital lease obligations, net of current maturities	33,944	27,372

Deferred and other long-term liabilities	3,832	4,184

Stockholders’ equity and minority interest	207,122	173,847

Total liabilities and stockholders’ equity	$397,634	$341,015

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months Ended		Years Ended
	September 30,		September 30,
	2008	2007	2008	2007
(In thousands)	(Unaudited)		(Unaudited)
Revenues:
Electrical Power Products	$159,771	$145,156	$611,470	$541,584
Process Control Systems	7,356	5,307	27,234	22,698

Total revenues	$167,127	$150,463	$638,704	$564,282

Income before income taxes:

Electrical Power Products	$12,958	$3,674	$38,241	$14,781
Process Control Systems	(560)	42	1,627	621

Total income before income taxes	$12,398	$3,716	$39,868	$15,402

	September 30,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Identifiable tangible assets:

Electrical Power Products	$342,105	$279,901
Process Control Systems	8,734	7,365
Corporate	20,507	23,460

Total identifiable tangible assets	$371,346	$310,726

Backlog:

Electrical Power Products	$493,025	$434,902
Process Control Systems	25,535	29,596

Total backlog	$518,560	$464,498

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